March 23, 2009

Presentation to the Special Committee of:

Confidential

pomeroy
IT Solutions

Regarding Project SKYLINE

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Houlihan Lokey Howard & Zukin

www.hlhz.com U.S. 800.788.5300 U.K. +44 (0)20.7839.3355

Los Angeles New York Chicago San Francisco Atlanta Minneapolis Dallas Washington, D.C. London Paris Frankfurt

Discussion Topics & Next Steps

Monday March 23, 2009 10:00 a.m. Pacific (1:00 p.m. Eastern)

Conference Call
Dial In: **[redacted]**
Passcode: ***[redacted]***

Discussion Topics & Next Steps

- Review of interested parties
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
  - **[redacted]**
- Discuss remaining items with each party
- Review of next steps
- Finalize legal documentation
  - **[redacted]** Issue List

Process Review

Parties Contacted

Contacted Parties - Strategic

	Contacts
[redacted] *	[redacted] (Interim CEO)
[redacted]	[redacted] (CEO) [redacted] (VP, Bus. Dev.)
[redacted]	[redacted] (Founder, Chairman) [redacted] (VP, Bus. Dev.)
[redacted] *	[redacted] (CEO) [redacted] (SVP)
[redacted]	[redacted] (EVP, Bus. Dev.) [redacted] (VP, M&A)
[redacted]	[redacted] (VP, Bus. Dev.)
[redacted] *	[redacted] (CEO) [redacted] (VP, M&A)
[redacted]	[redacted] (President, NA) [redacted] (SVP)
[redacted]	[redacted] (CEO)
[redacted] *	[redacted] (CFO) [redacted] (EVP, Enterprise Group)
[redacted] *	[redacted] (CEO) [redacted] (EVP)
[redacted] *	[redacted] (CEO) [redacted] (CFO)
[redacted] *	[redacted] (CEO)
[redacted] *	[redacted] (CEO) [redacted] (CFO)

Contacted Parties - Financial

	Contacts
[redacted] *	[redacted] (Managing Director) [redacted] (Managing Director)
[redacted] *	[redacted] (Managing Partner) [redacted](Principal)
[redacted]	[redacted] (Portfolio Manager)
[redacted] *	[redacted] (Partner) [redacted] (Partner)
[redacted]	[redacted] (Managing Partner) [redacted] (Partner)
[redacted]	[redacted] (MD) [redacted] (Principal)
[redacted] *	[redacted] (CFO, Operations) [redacted] (MD)
[redacted] *	[redacted] (Director)
[redacted] *	[redacted] (Principal) [redacted] (Principal)
[redacted] *	[redacted] (Vice President)
[redacted] *	[redacted] (MD) [redacted] (Principal)
[redacted]	[redacted] (Partner) [redacted] (Principal)

** Indicated parties have executed NDAs.*

Remaining Open Items

Timing of Open Items as of 3/20/09

Partner	Remaining Items	Timing
[redacted]	Finalize [redacted] Financing Termsheet	3/27
	Negotiate & Finalize Purchase Agreement	On Going
	Distribute Disclosure Schedules [redacted]	3/23
[redacted]	Continue to Provide Due Diligence	On Going
	Finalize Accounting & IT Due Diligence	3/27
	Finalize Financing Due Diligence	TBD
	Receive Mark Up of Purchase Agreement	3/23
	Negotiate & Finalize Purchase Agreement	TBD
	Distribute Disclosure Schedules	3/23
[redacted]	Online Dataroom Review	On Going
	Company & Management Visit	TBD
	Determine Interest	
[redacted]	[redacted] Credit Call	3/23
	Execute NDA	On Going
	On Site Visit	3/26 – 3/27